UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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ATS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATS Corporation
7915 Jones Branch Drive
McLean, Virginia 22102

May 2, 2007

Dear Fellow Stockholder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of ATS Corporation. Your Company’s Annual Meeting will be held on June 1, 2007 at the ATS Corporation headquarters, 7915 Jones Branch Drive, McLean, Virginia 22102 at 2:00 p.m., local time. The location is accessible to handicapped persons.

The Notice of Meeting and proxy statement appearing on the following pages describe the matters to be voted on at the meeting.

Your vote is important.   We urge you to participate in ATS Corporation’s Annual Meeting, whether or not you plan to attend, by signing, dating and promptly mailing the enclosed proxy card. Regardless of the size of your investment, your vote is important, so please act at your earliest convenience.

We appreciate your participation, support and interest in the Company.

Sincerely,

/s/ Edward H. Bersoff

Edward H. Bersoff
Chairman and Chief Executive Officer

ATS Corporation

7915 Jones Branch Drive
McLean, Virginia 22102
(703) 506-0088

Notice of 2007 Annual Meeting of Stockholders
to be Held June 1, 2007

The Annual Meeting of Stockholders of ATS Corporation will be held at the ATS Corporation headquarters, 7915 Jones Branch Drive, McLean, Virginia 22102, on June 1, 2007, at 2:00 p.m., for the following purposes:

1.                To elect two directors for  terms expiring in 2010;

2.                To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2007; and

3.                To transact any other business that is properly brought before the meeting and any adjournment or postponement thereof.

Stockholders of record at the close of business on April 16, 2007 are entitled to notice of and to vote at the meeting. This proxy statement and the accompanying proxy will be sent to stockholders by mail on or about May 2, 2007.

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly by mail by following the instructions on the enclosed proxy or voting instruction card, even if you plan to attend the meeting. Mailing your completed proxy or voting instruction card will not prevent you from voting in person at the meeting if you wish to do so.

Thank you for your cooperation and continued support of ATS Corporation.

By Order of the Board of Directors
/s/ Stuart R. Lloyd
Stuart R. Lloyd, Corporate Secretary
McLean, Virginia
May 2, 2007

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
of
ATS CORPORATION

i

ATS CORPORATION

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of ATS Corporation (“ATS” or the “Company”) to be used at the annual meeting of stockholders of the Company. The annual meeting will be held at 7915 Jones Branch Drive, McLean, Virginia 22102 on June 1, 2007 at 2:00 p.m., local time. This proxy statement and enclosed proxy card are being first mailed to stockholders of record on or about May 2, 2007.

ATS provides systems integration and application development, IT infrastructure management and strategic IT consulting services to U.S federal government agencies. We were organized as a “blank check” company to acquire an operating business in the federal services and defense industries. We completed the acquisition of Advanced Technology Systems, Inc. (“ATSI”) on January 16, 2007. Our common stock began trading on the Over- the-Counter Bulletin Board on December 5, 2005 under the symbol “FSAC” and was changed to “ATCT” on January 30, 2007.

GENERAL VOTING AND MEETING INFORMATION

What is the purpose of the annual meeting?

At our annual meeting, you will be asked to:

•       elect two directors to serve for terms expiring at our annual meeting in 2010;

•       ratify the appointment of Grant Thornton LLP as our independent registered public accountant; and

•       transact any other business that properly comes before the meeting.

Who is entitled to vote?

Holders of record of our common stock as of the close of business on April 16, 2007 are entitled to vote at the annual meeting. At that time, we had 18,127,454 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting. Voting stockholders are entitled to one vote per share.

How do I vote?

You may vote in person at the meeting or through a proxy or voting instruction card. To vote by proxy or voting instruction card, you should sign and date each proxy card or voting instruction card you receive and return it in the prepaid envelope.

What if I hold shares indirectly?

If you hold shares in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you do not direct your broker how to vote, your broker is permitted to vote your shares on the election of directors and the appointment of the independent registered public accountant, even if you do not furnish voting instructions.

If your shares are held in “street name,” your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the meeting by:

•       notifying us in writing at our corporate offices and to the attention of Stuart R. Lloyd, Corporate Secretary;

•       returning a later-dated proxy card; or

•       voting in person at the meeting.

Attendance at the meeting will not in itself constitute revocation of your proxy.

Attending the Meeting

If you are a beneficial owner of ATS common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you want to vote your shares of ATS common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

What are the requirements and procedures for a quorum, abstentions and broker non-votes?

Your shares are counted as present at the meeting if you attend the meeting or if you properly return a proxy by mail. In order for us to vote on matters at the meeting, a majority of our outstanding shares of common stock as of April 16, 2007 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. If a quorum is not present, the meeting will be adjourned until a quorum is present.

How many votes are needed for each proposal?

At this year’s annual meeting, stockholders will elect two directors to serve a term of three years. In voting on the election of directors, you may vote in favor of both nominees, withhold votes as to both nominees, or withhold votes as to a specific nominee. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of Grant Thornton LLP as the independent registered public accounting firm will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the voting.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the annual meeting other than the two proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card gives authority to the named proxies to vote your shares on such matters in their discretion.

Who will count the vote?

Representatives of Continental Stock Transfer & Trust Company will tabulate the votes and act as inspectors of election.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. Our Board of Directors has four regularly scheduled meetings per year, and special meetings are called as the need arises. These meetings are usually held in our headquarters in McLean, Virginia. The Board met seven times in 2006. Directors are expected to attend board meetings, our annual stockholders’ meeting, and the meetings of the committees on which they serve. Three of the five directors attended the special meeting of stockholders held on January 11, 2007. During 2006, each director attended at least 75% of the total meetings of the Board of Directors and those committees on which they served.

Director Independence

The Board has affirmatively determined that Joseph A. Saponaro and Edward J. Smith are independent directors in accordance with the rules of the Securities and Exchange Commission.

Board Committees

The Board has an Audit Committee and Compensation Committee, each composed of a majority of independent directors. Each committee has a charter that can be found under the caption “About Us” in the “Investors—Corporate Governance” portion of our website (www.atsva.com).

As disclosed in our proxy statement dated December 11, 2006, we intend to establish a Nominating and Corporate Governance Committee. The primary purpose of such committee will be to identify individuals qualified to become directors, recommend to the Board of Directors the candidates for election by stockholders or appointment by the Board of Directors to fill a vacancy, recommend to the Board of Directors the composition and chairs of Board of Directors committees, develop and recommend to the Board of Directors guidelines for effective corporate governance, and lead an annual review of the performance of the Board of Directors and each of its committees. Until such time as this Nominating and Corporate Governance Committee is formed, our Compensation Committee also serves in this capacity.

Audit Committee.   The Board has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended. It is currently composed of Messrs. Smith, Saponaro and Jacks. Mr. Smith is the committee chair. During 2006, and up until the acquisition of ATSI on January 16, 2007, Dr. Bersoff was Chairman of the Audit Committee and the other members of the committee were Mr. Arthur L. Money, a former board member through May 3, 2006 and Mr. Smith who joined the board on May 3, 2006. The committee met six times during 2006. The Board has determined that each Audit Committee member is financially literate and has determined that Mr. Smith is an “audit committee financial expert” as defined under Securities and Exchange Commission rules and regulations by virtue of his background and experience. Each member of the Audit Committee other than Mr. Jacks is “independent” as defined by Rule 10A-3 of the Securities Exchange Act of 1934. We expect the Audit Committee to meet not less often than four times a year.

The Audit Committee appoints our independent registered public accounting firm, reviews the financial reports and related financial information provided by the Company to governmental agencies and the general public, reviews the Company’s system of internal and disclosure controls and the effectiveness of its control structure, and reviews the Company’s accounting, internal and external auditing and financial reporting processes. The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. All of the non-audit services provided by the independent auditor were pre-approved by the Audit Committee in accordance with its pre-approval procedures. The Audit Committee’s report can be found under “Audit Committee Report” in this proxy statement.

Compensation Committee.   The Compensation Committee is currently composed of Messrs. Saponaro, Smith and Schulte. Mr. Saponaro is the committee chair. The committee did not meet during 2006 as there were no employees of the Company during the year.

The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to management, organization, performance, compensation and succession. In discharging its responsibilities, the Compensation Committee considers and authorizes our compensation philosophy, evaluates our senior management’s performance, and approves all material elements of the compensation of our executive officers. The Compensation Committee also reviews the administration of our incentive compensation, retirement and equity-based plans. See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management and compensation consultants in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of Securities and Exchange Commission is included in this proxy statement. See “Compensation Committee Report.” In the absence of a Nominating and Corporate Governance Committee, the Compensation Committee also recommended to the Board of Directors the candidates for election at this year’s annual meeting of stockholders.

We expect the Compensation Committee to meet not less often than twice per year. Each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and an “outside director” under Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

Messrs. Saponaro, Smith and Schulte were members of the Compensation Committee for the year ended December 31, 2006. None of them is an officer or employee of the Company. Mr. Schulte served as President, Chief Financial Officer and Secretary of the Company through the acquisition of ATSI on January 16, 2007, for which he received no compensation. None of our executive officers served as a member of the Board of Directors or compensation committee of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Process for Selecting and Nominating Directors

We do not yet maintain a standing nominating committee responsible for nominating director candidates or considering director nominees and accordingly do not yet maintain a Corporate Governance and Nominating Committee Charter. Nominees for the Board of Directors are currently recommended to the Board by a majority of the independent directors, who review the credentials of potential director candidates (including potential candidates recommended by stockholders, current directors or management) and conduct interviews and make formal recommendations to the Board for the annual and any interim election of directors. In making its recommendations, a variety of factors are considered, including skills, diversity, experience with business and other organizations of comparable size, the interplay of the candidate’s experience with the familiarity and background of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Any stockholder wishing to recommend an individual to be considered by the Board of Directors as a nominee for election as director should send a notice to the Board of Directors, ATS Corporation,

c/o Stuart R. Lloyd, Corporate Secretary, 7915 Jones Branch Drive, McLean, Virginia 22102. Such stockholder’s notice shall set forth, as to each person whom the stockholder proposes to nominate for election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named as a nominee and to serving as a director if elected). The notice shall further include, as to the stockholder giving notice, (i) the name and address of such stockholder as they appear in the Company’s books; (ii) the class and number of shares of Company stock which are beneficially owned by such stockholder; and (iii) a description of all arrangements or understandings between such stockholder and any other persons (including their names) in connection with such nomination and any material interest of such stockholder in such nomination. The Board of Directors does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by our Board of Directors, executive officers or other sources.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it deems appropriate and in the best interests of us and our stockholders.

Stockholder Communications with the Board

You may contact the Board by sending a letter marked “Confidential” and addressed to the Board of Directors, ATS Corporation, c/o Stuart R. Lloyd, Corporate Secretary, 7915 Jones Branch Drive, McLean, Virginia 22102. In general, the Corporate Secretary will forward all communications to the Board. However, for communications addressed to a particular member of the Board of Directors or the Chair of a particular committee, the Corporate Secretary will forward those communications directly to the board member so addressed.

Executive Officers of the Registrant

The following table includes information with respect to all of our executive officers at the record date of April 16, 2007. All executive officers serve at the pleasure of our Board of Directors. Prior to the acquisition of ATSI on January 16, 2007, the executive officers of the Company were Joel R. Jacks, Chairman and Chief Executive Officer, and Peter M. Schulte, President, Chief Financial Officer and Secretary.

Name	Age	Title
Edward H. Bersoff	64	Chairman, President and Chief Executive Officer
Stuart R. Lloyd	63	Executive Vice President, Chief Financial Officer and Secretary
Leon C. Perry	60	Senior Vice President and Director of Corporate Development

Dr. Edward H. Bersoff serves as the Chairman, President and Chief Executive Officer of the Company and its wholly-owned subsidiaries. Dr. Bersoff is the chairman and founder of Greenwich Associates, a business advisory firm located in Northern Virginia which was formed in 2003. From November 2002 to June 2003, he was managing director of Quarterdeck Investment Partners, LLC, an investment banking firm, and chairman of Re-route Corporation, a company that offers email forwarding and address correction services. From February 1982 until November 2001, Dr. Bersoff was Chairman, President and Chief Executive Officer of BTG, Inc., a publicly traded information technology firm he founded in 1982. Under Dr. Bersoff’s leadership, BTG, Inc. completed six acquisitions in the federal services industry. In November 2001, BTG, Inc. was acquired by The Titan Corporation, a New York Stock Exchange listed company. Dr. Bersoff served as a director of Titan from February 2002 until August 2005 when Titan was sold to L-3 Corporation. Dr. Bersoff serves on the boards of EFJ, Inc., a manufacturer of wireless communications products and systems primarily for public service and government customers, and

ICF International, Inc., a management, technology and policy consulting firm in the areas of defense, homeland security, energy, environment, social programs, and transportation serving the Department of Defense, U.S. Department of Homeland Security, U.S. civil agencies and the commercial sector, which are both public companies, and a number of private companies, including 3001 International, Inc., which is a portfolio company of CM Equity Management, L.P. Dr. Bersoff holds A.B., M.S. and Ph.D. degrees in mathematics from New York University and is a graduate of the Harvard Business School’s Owner/President Management Program. Dr. Bersoff is the Rector of the Board of Visitors of Virginia Commonwealth University, a Trustee of the VCU Health System, and a Trustee of New York University. He also serves as a Trustee of the Inova Health System.

Stuart R. Lloyd serves as Executive Vice President and Chief Financial Officer of the Company. Until its acquisition by Nortel Networks, Inc. in June 2005, Mr. Lloyd served in senior positions with PEC Solutions, Inc., a publicly-traded federal information technology services provider, including as Senior Vice President and Chief Financial Officer from December 1998, Treasurer from May 2004, and a member of the Board of Directors from May 1999. Mr. Lloyd was a partner at Gelman, Rosenberg & Freedman, a certified public accounting firm, from February 1993 until December 1998. From September 1981 until February 1993, he was the principal at his own certified public accounting firm. Mr. Lloyd is a certified public accountant and received his B.S. in business administration from The American University.

Leon C. Perry serves as Senior Vice President and director of Corporate Development of the Company. Mr. Perry joined the Company in 1986 as a Programmer/Analyst supporting the Office of Budget at HUD. In November of 1989, he was promoted to the position of Project Manager on a HUD contract supporting the Administrative Systems Division. He was promoted to the position of Business Unit Director in 1994, to Vice President in 1999, to Senior Vice President for Operations in 2002, and to Senior Vice President and Chief Operating Officer in 2004. Mr. Perry attended Federal City College, in Washington, D.C., majoring in Computer Information and Systems Science.

Code of Ethics and Corporate Governance Principles

The Company has adopted a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

Our Code of Ethics applies to all of our employees, including our chief executive officer and our chief financial officer. The Code of Ethics and all committee charters are posted under the caption “About Us” in the “Investors—Code of Ethics” and “—Corporate Governance,” respectively, portions of our website (www.atsva.com). A copy of any of these documents is available in print free of charge to any stockholder who requests a copy by writing to ATS Corporation, 7915 Jones Branch Drive, McLean, Virginia 22102, Attention: Stuart R. Lloyd, Corporate Secretary.

Certain Relationships and Transactions with Related Persons

The Company does not have a comprehensive written policy for the review, approval or ratification of certain transactions. We review all transactions between us and any of our officers and directors. Our Code of Ethics, which applies to all directors, officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us or our stockholders. The Board reviews any transaction with a director to determine, on a case-by-case basis, whether a conflict of interest exists. The Board ensures that all directors voting on such a matter have no interest in the matter and discuss the transaction with counsel as necessary. The Board has delegated the task of discussing, reviewing and approving transactions between us and any of our officers to the Compensation Committee.

The following includes a description of transactions since our inception in April 2005 to which we have been a party, in which any of our directors, executive officers, or holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

On October 25, 2005, we used $154,000 of our general working capital to repay the notes payable to our initial stockholders, Messrs. Jacks and Schulte. The loans were repaid in full, without interest, and cancelled.

We had agreed to pay, through January 16, 2007, the date of the acquisition of ATSI, CM Equity Management, L.P., an affiliate of Messrs. Jacks and Schulte, $7,500 per month for office space and certain office and secretarial services. The $7,500 per month was reimbursement for office space and the office and secretarial services provided to us by CM Equity Management, L.P., and not as compensation to Messrs. Jacks and Schulte. Through January 16, 2007, we paid a total of $115,645 for the use of such office and secretarial services.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE

OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 16, 2007, by:

•       each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

•       each of our directors;

•       each of our executive officers; and

•       all of our directors and executive officers as a group.

The percentages shown in the following table are based on 18,127,454 shares of common stock outstanding as of April 16, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of April 16, 2007 or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. The percentages do not otherwise reflect the Company’s outstanding warrants to purchase 42,000,000 shares of common stock. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Unless otherwise indicated, the address of each person owning more than 5% of the outstanding shares of common stock is c/o ATS Corporation, 7915 Jones Branch Drive, McLean, Virginia 22031. The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties.

	Shares beneficially owned
Beneficial Owner	Number(1)	Percentage
Morgan Stanley and Morgan Stanley & Co. Incorporated(2)	5,682,500	26.05%
Context Capital Management, LLC(3)	3,436,450	18.96
Jonathan M. Glaser(4)	2,847,740	14.58
The Goldman Sachs Group, Inc. and Goldman, Sachs & Co.(5)	2,623,700	14.47
Satellite Fund Management LLC and Satellite Advisors, L.L.C.(6)	2,593,500	14.31
Fir Tree, Inc.(7)	2,422,750	13.37
Osmium Special Situations Fund Ltd.(8)	2,089,200	10.94
Pine River Capital Management L.P.(9)	1,855,400	10.24
The Baupost Group, L.L.C.(10)	1,403,000	7.74
Millenco, L.L.C.(11)	1,380,300	7.08
Peter M. Schulte(12)(13)	2,704,884	14.11
Joel R. Jacks(12)(13)	2,682,884	13.99
Dr. Edward H. Bersoff(14)	1,370,187	7.23
Stuart R. Lloyd(15)	400,000	2.16
Joseph A. Saponaro(16)	85,877	*
Edward J. Smith(17)	62,877	*
Leon C. Perry	—	*
FSAC Partners, LLC(18)	603,750	3.33
All current directors, nominees and current executive officers as a group (7 persons)	7,306,709	33.98%

                 * Represents beneficial ownership of less than 1%.

       (1) Includes, in the case of each holder of warrants, shares of common stock issuable upon the exercise of warrants that became exercisable on January 16, 2007.

       (2) Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2007. Morgan Stanley has shared voting and dispositive power with respect to 2,000,000 shares of our common stock and 3,682,500 shares of common stock issuable upon the exercise of warrants. Morgan Stanley & Co. Incorporated is a wholly-owned subsidiary of Morgan Stanley and may also be deemed to be a beneficial owner of these 2,000,000 shares of our common stock and 3,682,500 shares of common stock issuable upon the exercise of warrants. The business address of Morgan Stanley is 1585 Broadway, New York, New York 10036.

       (3) Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 1, 2007. Context Capital Management, LLC (“Context Capital”) has shared voting and dispositive power with respect to 3,436,450 shares of our common stock. Michael S. Rosen, as the Co-Chairman, Chief Executive Officer and Manager, and William D. Fertig, as the Co-Chairman and Chief Investment Officer, of Context Capital, may also be deemed to be beneficial owners of these 3,436,450 shares of our common stock. Context Offshore Advantage Fund, Ltd. (“Context Offshore”) has shared voting and dispositive power with respect to 1,526,709 of those shares of our common stock, as Context Capital serves as the investment adviser of Context Offshore. Context Advantage Master Fund, L.P. (“Context Master”) has shared voting and dispositive power with respect to 1,754,838 of those shares of common stock, as Context Master is a limited partnership of which Context Capital is the general partner. The business address of Context is 12626 High Bluff Drive, Suite 440, San Diego, California 92130.

       (4) Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 16, 2007. The total beneficial ownership amount of 2,847,740 shares represents 1,444,740 shares of common stock and 1,403,000 shares of common stock issuable upon the exercise of warrants. 1,448,870 shares of the total ownership amount are held by JMG Capital Management, LLC (“JMG LLC”). JMG Capital Management, Inc. (“JMG Inc.”) is a member of JMG LLC and, in such capacity, may be deemed to beneficially own the 1,448,870 shares. JMG LLC is the investment adviser and general partner of JMG Capital Partners, L.P. (“JMG LP”), and as such, JMG LP may be deemed to beneficially own the 1,448,870 shares. Mr. Glaser is the control person of JMG Inc. and JMG LLC and, as a result, beneficially owns the 1,448,870 shares of common stock. In addition, Mr. Glaser is deemed to beneficially own 1,448,870 shares of common stock as one of the control persons of Pacific Assets Management, LLC (“PAM”) and Pacific Capital Management, Inc. (“PCM”), a member of PAM. PAM is the investment adviser to JMG Triton Offshore Fund (the “Fund”), and as such, the Fund may be deemed to beneficially own the 1,448,870 shares. Daniel Albert David and Roger Richter may also be deemed to beneficially own 1,448,870 shares of common stock, as they are also control persons of PAM and PCM. The business address of JMG is 11601 Wilshire Blvd., Suite 2180, Los Angeles, California 90025.

       (5) Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 12, 2007. The business address of Goldman Sachs is 85 Broad Street, New York, New York 10004.

       (6) Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 14, 2007. Satellite Fund Management LLC and Satellite Advisors, L.L.C. share the same executive committee that makes investment decisions. This share amount includes 405,620 shares over which Satellite Advisors has discretionary trading authority as general partner, and are held by Satellite Fund II, L.P. and Satellite Fund IV, L.P., two Delaware corporations, in the amounts of 344,290 and 61,330 shares, respectively. Satellite Fund Management serves as the general partner of Satellite Asset Management, L.P. The remaining 2,187,880 shares are held as offshore funds over which Satellite Asset Management has discretionary trading authority, in the following companies and amounts: 884,880 shares by Satellite Overseas Fund, Ltd.; 148,220 shares by The Apogee Fund, Ltd.; 66,830 shares by Satellite Overseas Fund V, Ltd.; 22,810 shares in Satellite Overseas Fund VI, Ltd.; 55,120 shares in Satellite Overseas Fund VII, Ltd.; 71,800 shares in Satellite Overseas Fund IX, Ltd. and 872,000 shares in Satellite Strategic Finance Partners, Ltd. The business address of Satellite is 623 Fifth Avenue, 19th Floor, New York, New York 10022.

       (7) Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 14, 2007. Fir Tree, Inc. has discretionary trading authority over 2,422,750 shares as investment manager for Sapling, LLC, a Delaware limited liability company and Fir Tree Recovery Master Fund, LP, a Cayman Islands exempted limited partnership that each hold 1,900,476 and 522,274 shares, respectively. The total amount of 2,422,750 shares disclosed in the beneficial ownership table corrects a mathematical error in the Schedule 13G/A providing for a total amount of 2,452,750 shares. The business address of Fir Tree is 505 Fifth Avenue, 23rd Floor, New York, New York 10017.

       (8) Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on April 13, 2007. This share amount includes 961,500 warrants convertible into common stock. The business address is Canon’s Court, 22 Victoria Street, Hamilton HM11, Bermuda.

       (9) Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 26, 2007. Pine River Capital Management L.P. (“Pine River”) has shared voting and dispositive power with respect to 1,885,400 shares of our common stock. As Pine River’s principal, Brian Taylor may also be deemed to be a beneficial owner of these 1,885,400 shares of our common stock. Nisswa Master Fund Ltd. shares voting and dispositive power with respect to 1,657,500 of those shares of our common stock and, as a result, may be deemed to beneficially own 1,657,500 shares. The business address of Pine River is 800 Nicollet Mall, Suite 2850, Minneapolis, Minnesota 55402.

(10) Based on information contained in a Schedule 13G filed with the U.S. Securities and Exchange Commission on February 13, 2007. SAK Corporation is the manager of Baupost and Seth A. Klarman, as the sole director of SAK Corporation and a controlling person of Baupost, may be deemed to have beneficial ownership of these shares. The business address of The Baupost Group is 10 St. James Avenue, Suite 2850, Minneapolis, Minnesota 55402.

(11) Based on information contained in a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on April 18, 2007. This share amount consists of 1,380,300 warrants convertible into common stock over which Millennium Management, L.L.C. has discretionary trading authority as manager of Millenco, L.L.C., and the warrants are held by Millenco, L.L.C., a Delaware limited liability company. Israel A. Englander is the managing member of Millenium Management and therefore may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millenium Management. The business address of Millenco is 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(12) Business address is 900 Third Avenue, 33rd Floor, New York, New York 1002-4775.

(13) Includes 603,750 shares held by FSAC Partners, LLC over which Messrs. Jacks and Schulte have shared voting and dispositive power. The members of FSAC Partners, LLC include Joel R. Jacks, Peter Schulte, Dr. Edward H. Bersoff and employees and affiliates of CM Equity Partners. Also includes, as to each of Messrs. Jacks and Schulte, 1,043,653 shares of common stock issuable upon the exercise of warrants held by each of Messrs. Jacks and Schulte personally.

(14) Does not include shares held by FSAC Partners, LLC, of which Dr. Bersoff is a member. Dr. Bersoff does not currently have voting or dispositive power as to any shares held by FSAC Partners, LLC.

Includes 826,072 shares of common stock issuable upon the exercise of warrants held by Dr. Bersoff and 150,000 restricted shares under the terms of the 2006 Omnibus Incentive Compensation Plan, of which 30,000 (20%) vest on each December 31 commencing on December 31, 2007.

(15) Includes 300,000 shares of common stock issuable upon the exercise of options, all of which have vested, and 100,000 shares of common stock issuable upon the exercise of warrants held by Mr. Lloyd.

(16) Includes 50,000 shares of common stock issuable upon the exercise of warrants held by Mr. Saponaro.

(17) Includes 10,000 shares of common stock issuable upon the exercise of warrants held by Mr. Smith.

(18) FSAC Partners, LLC is the record owner of these shares. Messrs. Jacks and Schulte have all voting and dispositive power over securities held by FSAC Partners, LLC. Accordingly, FSAC Partners, LLC, as such, disclaims any beneficial ownership.

PROPOSAL 1. ELECTION OF DIRECTORS

Our Board of Directors consists of five members, divided into two classes of two members each, and one class of one member. Our directors are elected to serve three-year terms, so that the term of office of one class of directors expires at each annual meeting.

The Board of Directors has nominated the following individuals, each of whom is currently a director, for election as directors for terms expiring at our annual meeting in 2010, or until their respective successors have been elected and qualified.

•       Joel R. Jacks

•       Edward J. Smith

If either of these nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that either nominee will be unavailable. The accompanying proxy may be voted for up to the number of nominees named and the nominees receiving the largest number of “FOR” votes will be elected to the director positions to be filled.

The following information is provided regarding each nominee for election as a director and the continuing directors. The age indicated for each individual is as of the record date of April 16, 2007.

Nominees for Election as Directors for Terms Expiring in 2010—Class II Directors

Joel R. Jacks, age 59, has served as a director of the Company since April 2005. Mr. Jacks served as the Chairman and Chief Executive Officer of the Company from April 2005 until January 2007. Mr. Jacks is a Managing Partner, and was a founder, of the private equity firm CM Equity Partners, which invests in established middle market companies and manages private equity funds and investments through its management companies, CMLS Management, L.P. and CM Equity Management, L.P. Mr. Jacks has served as a director of ICF International, Inc. since 1999. Related to his private equity investing activities, Mr. Jacks is a director of several companies, including RGS Associates, Inc. and 3001 International, Inc., serving the U.S. Department of Defense and U.S. federal civil agencies. Mr. Jacks received a Bachelor of Commerce degree from the University of Cape Town and an MBA from the Wharton School, University of Pennsylvania.

Edward J. Smith, age 58, has been one of our directors since May 2006. Mr. Smith has been President of Barnegat Bay Capital Inc. since 2001. Barnegat Bay Capital, which Mr. Smith founded in 2001, provides corporate finance advisory services to public and private companies. Mr. Smith currently sits on the Board of Directors of Global Imaging Systems, Inc. (NASDAQ: GISX), a leading office imaging solutions company. During approximately 30 years in major securities firms, he has held managing director roles in investment banking at Prudential Securities Incorporated, Kidder, Peabody & Co. Incorporated, Merrill Lynch Capital Markets and Shearson Lehman Brothers Inc. In those capacities, he was a senior investment banker leading a large number of financial transactions in the technology sector. Mr. Smith is a Lecturer at Yale University teaching a course entitled “The Corporate Board of Directors.” Mr. Smith received a B.A. from Yale University and a Masters in Business Administration from Harvard Business School.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR BOTH NOMINEES.

Directors Whose Terms of Office Expire in 2008—Class III Directors

Joseph A. Saponaro, age 67, has been one of our directors since May 2006. Mr. Saponaro is the retired President of L-3 Government Services, Inc., or L-3GSI, a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (NYSE: LLL). Mr. Saponaro has over 40 years of experience in information technology software systems, services and products for the U.S. government and the commercial market, including more than 25 years in senior management roles. Prior to joining L-3GSI, Mr. Saponaro served as Sector President and General Manager of a business unit of The Titan Corporation after successfully integrating AverStar, Inc. following its acquisition by Titan for $205.0 million in June 2000. Prior to its acquisition by Titan, Mr. Saponaro was President of AverStar, a provider of information technology services and software products for the mission-critical systems of federal, civil and defense agencies and large commercial companies. Mr. Saponaro received a B.S. in Navigation and Astronomy from the Massachusetts Maritime Academy, a M.S. in Mathematics from Northeastern University, and has completed coursework toward a Ph.D. in Aeronautics at the Massachusetts Institute of Technology.

Peter M. Schulte, age 49, has served as a director since April 2005. Mr. Schulte served as the President and Secretary of ATS Corporation from April 2005 until January 2007. Mr. Schulte is a Managing Partner, and was a founder, of the private equity firm CM Equity Partners, which invests in established middle market companies and manages private equity funds and investments through its management companies, CMLS Management, L.P. and CM Equity Management, L.P. Mr. Schulte has served as a director of ICF International, Inc. since 1999. Related to his private equity investing activities, Mr. Schulte is a director of several companies, including RGS Associates, Inc. and 3001 International, Inc., serving the U.S. Department of Defense and U.S. federal civil agencies, as well as Echo Bridge Entertainment, LLC (film libraries and distribution). Mr. Schulte received a Bachelor of Arts degree in Government from Harvard College and a Masters in Public and Private Management from the Yale School of Management.

Directors Whose Terms of Office Expire in 2009—Class I Directors

Dr. Edward H. Bersoff, age 64, has served as a director of the Company since April 2005 and as Vice Chairman from April 2005 through January 2007 when he became Chairman and President. See “Corporate Governance and Board Matters—Executive Officers of the Registrant—Dr. Edward H. Bersoff” for Dr. Bersoff’s biographical information.

PROPOSAL 2. RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) to serve as our independent registered public accounting firm for the fiscal year 2007, subject to stockholder ratification. Eisner LLP (“Eisner”) audited our financial statements for 2006. Representatives of Grant Thornton, but not Eisner, will be present at the annual meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions by stockholders. If our stockholders do not ratify Grant Thornton as our independent registered public accountant, the Audit Committee will reconsider the appointment of our independent registered public accountant. The Audit Committee may, in its discretion, retain Grant Thornton or another independent registered public accounting firm without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, or on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

On April 18, 2007, the Company notified Eisner, the Company’s independent registered public accounting firm since the Company’s inception on April 12, 2005, that it had elected to change independent registered public accounting firms and, therefore, was dismissing Eisner. The decision to change accountants was approved by the Audit Committee of the Company’s Board of Directors.

Eisner’s reports on the Company’s audits of financial statements from April 12, 2005 (inception) through December 31, 2005 and the fiscal year ended December 31, 2006 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Eisner’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006 expressed an adverse opinion because of the existence of material weaknesses.

During the period from April 12, 2005 (inception) to December 31, 2005 and the fiscal year ended December 31, 2006 and through April 18, 2007 (the “Relevant Period”), the Company had no disagreements with Eisner, whether resolved or unresolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Eisner’s satisfaction, would have caused Eisner to make reference to the subject matter of the disagreement in connection with its reports.

During the Relevant Period, there were no “reportable events” as defined in Regulation S-K Item 304(a)(1)(v) except as previously reported with respect to the evaluation of the effectiveness of its internal controls over financial reporting as of December 31, 2006, as was disclosed by the Company in Item 9A of the Company’s Form 10-K for the year ended December 31, 2006, as follows:

Our Management, including our Chief Executive Officer and Chief Financial Officer, conducted an assessment of the effectiveness of our internal controls over financial reporting as of December 31, 2006, based on the criteria set forth in the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). We determined that our internal control over financial reporting was ineffective because of the following material weaknesses as described below:

•        Through December 31, 2006, we had no operations, no full-time personnel and very few personnel of any kind. Our activities from inception in late 2005 and into 2006 focused on completing our initial public offering, identifying acquisition candidates and then completing the acquisition of ATSI. As a result of these factors, we had neither the resources, nor the personnel, to have in place adequate internal control. The material weaknesses in our internal control over financial reporting related primarily to our inabilities to segregate duties.

•        In addition, we lacked documentation of the policies and procedures that were in place.

The Company has authorized Eisner to respond fully to the inquiries of the successor accountant concerning the subject matter of this material weakness.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees incurred for services provided by Eisner LLP for the fiscal years ended December 31, 2005 and 2006.

	2005	2006
Audit Fees	$4,000	$72,000
Audit-Related Fees	35,000	141,967
Tax Fees	—	11,500
All Other Fees	—	—
Total	$39,000	$225,467

The following is a description of the nature of the services related to the fees disclosed in the table above. The Audit Committee has considered whether Eisner’s provision of non-audit services is compatible with maintaining its independence.

Audit Fees

These are fees for professional services rendered by Eisner for the audits of our annual financial statements and the review of financial statements included in our quarterly reports on Forms 10-Q.

Audit-Related Fees

These are fees for assurance and related services rendered by Eisner that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services include consulting on financial accounting and reporting related to the filing of our Form S-1 in 2005 and our proxy statement filed in December 2006 with the Securities and Exchange Commission in relation to the acquisition of Advanced Technology Systems, Inc.

Tax Fees

These are fees for professional services rendered by Eisner with respect to tax compliance, tax advice and tax planning. These services include the preparation and review of tax returns and consulting on tax planning matters.

All Other Fees

There were no fees for other services rendered by Eisner that do not meet the above category descriptions.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the external auditor does not provide any non-audit services to the Company that are prohibited by law or regulation.

AUDIT COMMITTEE REPORT

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee has reviewed and discussed with our management and with our independent registered public accounting firm for the year ended December 31, 2006, Eisner LLP, the financial statements of ATS Corporation as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The Audit Committee has (a) discussed with Eisner LLP those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, (b) received from Eisner LLP the written communications required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and (c) discussed with Eisner LLP its independence from us and our management. Eisner LLP has confirmed to us that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm that, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2006 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Grant Thornton LLP to be the Company’s Independent Registered Public Accounting firm for the fiscal year ending December 31, 2007.

Audit Committee of the Board of Directors of ATS Corporation

Edward J. Smith, Chair
Joseph A Saponaro
Joel R. Jacks

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We were organized as a “blank check” company under the laws of Delaware on April 12, 2005 and were formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries. On January 16, 2007, we acquired all of the outstanding capital stock of Advanced Technology Systems, Inc. and its subsidiaries (collectively, “ATSI”), a provider of systems integration and application development to the U.S. government. Therefore, through December 31, 2006 and into January 2007, we had no operations, no full-time personnel and very few personnel of any kind. Our activities from inception in 2005 and into 2006 were focused on completing our initial public offering, identifying acquisition candidates and then completing the acquisition of ATSI. As a result, we did not pay any compensation, in any form, to our executive officers or directors for the fiscal year ended December 31, 2006, and our compensation discussion below exclusively addresses our compensation program going forward in fiscal 2007.

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) has responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy. The Committee operates under the mandate of a formal charter that establishes the framework for the fulfillment of the Committee’s responsibilities. The Committee reviews the charter at least annually to ensure that the scope of the charter is consistent with the Committee’s expected role. The Committee will ensure that the total compensation paid to the executives is fair, reasonable and competitive. Generally, we anticipate that the types of compensation and benefits provided to the executive team, including the executive officers, will be similar to those provided to other key employees.

Compensation Philosophy and Objectives

We have established a compensation philosophy with the following objectives:

•       Reward performance and contribution to our business.   Programs should be designed to reward extraordinary performance with strong compensation; likewise, where individual performance falls short of expectations and/or Company performance lags behind the peer group performance, the programs should deliver lower payouts.

•       Pay-for-performance and retention must be balanced.   To attract and retain a highly skilled work force, we must remain competitive with the pay of our peer companies who compete with us for talent.

•       Compensation should be aligned with stockholder interests.   Key personnel should have a substantial proportion of their compensation in the form of equity participation to better align their individual financial interest with those of our stockholders.

•       The relationship between overall Company goals and each individual’s personal goals should be clear.   Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly through contributing to the departmental and Company’s achievement of its strategic and operational goals.

•       The compensation and benefit programs should be designed similarly across the organization.   Such programs should include only those perquisites necessary to attract and retain executives and/or improve the executive’s ability to safely and effectively carry out his or her responsibilities.

Implementing Our Objectives

The process by which the Committee makes specific decisions related to executive compensation includes consideration of the following facts:

•       The Company’s compensation philosophy and objectives.

•       The Company’s financial performance in terms of the attainment of both annual and long-term goals and objectives.

•       The competitiveness of executive compensation relative to our defined peers and competitive labor market, as discussed below under “Use of Market Data.”

•       Review of the executive’s total compensation and pay mix.

•       Individual performance, experience and contributions.

•       Retention considerations.

Use of Market Data.   In order to establish compensation for our named executives, we will collect competitive data for base salary, annual bonus and long-term stock-based incentives. This competitive data will include public companies in the same industry and relevant executive labor market data, plus additional reputable market survey data to validate the peer group benchmarks. The peer group we will use is comprised of publicly traded, U.S.-based professional services companies that serve the government sector. This peer group, which will be periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for talent.

The companies we expect to comprise our compensation peer group include:

CACI International	MTC Technologies, Inc.	SRA International, Inc.
Dynamics Research Corp.	NCI, Inc.	Stanley, Inc.
ManTech International Corp.	SI International, Inc.

Role of the Compensation Committee, Management and Consultants in the Executive Compensation Process

In 2006, none of the officers of the Company received any compensation, nor were there any other employees of the Company, so the Committee took no actions during the year ended December 31, 2006.

Role of Compensation Committee.   The Committee reviews all compensation components for the Company’s Chief Executive Officer and other executive officers, including base salary, annual incentives and long-term equity incentives. In addition to reviewing competitive market values, the Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive’s total compensation package.

The Committee reviews Chief Executive Officer performance and makes decisions regarding the Chief Executive Officer’s compensation. Input and data from outside consultants and advisors may be provided as a matter of practice and as requested. The Chief Executive Officer makes recommendations on other executives to the Compensation Committee. The Compensation Committee reviews his recommendations with the full Board of Directors.

The Committee has the authority and resource to obtain advice and assistance from internal or external legal, human resource, accounting or other experts, advisors or consultants as it deems desirable or appropriate.

Role of Management and Consultants in Compensation Decisions.   We may utilize the services of outside advisors and consultants throughout the year as they relate to executive compensation. In 2006, the Committee did not rely on the services of such advisors and consultants because no compensation was paid to our named executive officers. However, the Committee has direct access to advisors for issues related to executive compensation and benefits if it desires, in the future.

The Committee may request one or more members of top management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives are free to provide insight, suggestions or recommendations regarding executive compensation. However, only independent Committee members are allowed to vote on decisions regarding executive compensation.

The Committee meets with the Chief Executive Officer to discuss his own performance and compensation package, but ultimately decisions regarding his package are made solely based upon the Committee’s deliberations, as well as any input from consultants and advisors, as requested. The Committee considers recommendations from the Chief Executive Officer, as well as input from the consultants and advisors, as requested, to make decisions regarding other executives.

Compensation Structure/Elements

For fiscal year 2007, the principal components of compensation for named executive officers of the Company will include base salary, annual incentive bonus and long-term equity compensation. The following section summarizes the role of each component and how decisions are made. The Committee has the discretion in the size, and in the case of bonuses and long-term equity incentive compensation, whether available, of any of the principal compensation components for the named executive officers.

Base Salary.   The purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Early in each year, the Committee will review and set each executive’s pay to reflect individual experience, expertise, performance and contribution in the role. In addition, the Committee also considers the internal relationship of executives, as well as the impact changes in salary have on other programs (most notably incentive compensation) in making adjustments.

Annual Incentive Bonus.   The purpose of annual incentive bonuses is to motivate and reward the achievement of specific Company, department and individual goals that support the Company’s strategic plan. Annual incentive bonuses are not fixed compensation, must be re-earned and are at-risk based on actual performance. Incentives focus on short-term financial, strategic and individual performance.

The Committee has designed a new annual incentive bonus program for fiscal year 2007. The amount available to fund bonuses will be determined by financial performance targets yet to be determined. Further, the Committee will establish bonus targets for each executive based on job responsibilities, internal comparisons and peer group data. In addition, the Committee will provide executives with the opportunity to be rewarded based upon performance goals which will vary based on the executive’s position. These targets will include financial goals relating to earnings, revenues, backlog, strategic goals relating to acquisitions and technology initiatives and operational goals relating to expense management and people development. The Committee will evaluate these performance targets, in addition to the named executive’s individual performance goals, in the determination of the 2007 bonus. The Committee intends for the executives to create bonus programs for additional key employees that are aligned with similar goals and objectives.

Since many of the factors relevant to determining the 2007 bonus will be at the discretion of the Committee, the likelihood of named executives achieving their full bonus potential cannot be predicted.

Long-Term Equity Incentive Compensation.   The Company’s equity incentive plan is designed to encourage participants to focus on long-term Company performance and provide an opportunity for executive officers and certain designated key employees to increase their stake in the Company through stock options and/or restricted stock grants or similar vehicles.

The plan is designed to:

•       enhance the link between the creation of stockholder value and long-term executive incentive compensation;

•       provide an opportunity for increased equity ownership by executives; and

•       maintain competitive levels of total compensation.

Equity awards vary among participants based on their positions within the Company, their individual contributions, and the value added to the organization. In evaluating awards, we consider current value, expected value at grant and the ownership percentage associated with the award to draw comparison amongst the recipients and make market comparisons to similarly situated executives in peer group companies. In establishing award levels, we consider existing equity ownership levels of the participants. However, we have no formal ownership guidelines or requirements. Our primary focus is to retain executives in light of prevailing competitive conditions and to motivate executives in ways that support stockholder value.

In 2007, the Committee intends to use options as its primary vehicle for equity incentive compensation. Since stock options only have value to the extent the price of the Company stock on the date of exercise exceeds the exercise price on the date of grant, they strongly tie an executive’s compensation to stock price growth and greater stockholder value.

The Committee has not established a policy regarding the timing of when it will make future annual awards. However, newly hired named executive officers who are eligible to receive equity awards will be granted such awards at the next regularly scheduled Committee meeting following their hire date or upon their hire date. As a general matter, the Committee’s process is independent of material non-public information, including with respect to the determination of grant dates or the stock option exercise prices.

Options are awarded at the Over-The-Counter Bulletin Board’s closing price of the Company’s common stock on the date of the grant. The Committee has never granted options with an exercise price that is less than the closing price of the Company’s common stock on the grant date, nor has it granted options which are priced on a date other than the grant date.

Retirement and Other Benefits.

Savings Plan

Our senior executives participate in our tax-qualified profit-sharing plan under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the terms of this plan, eligible employees may elect to contribute up to 100% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits. We make matching contributions each pay period equal to 50% of an employee’s contributions up to the first 6% of the employee’s compensation. We do not make matching contributions for employee contributions in excess of 6% of the employee’s compensation.

Key Employee Protection Plan

The Company offered a Key Employee Protection Plan (the “Protection Plan”) in which selected employees of the Company were asked to be participants. The Protection Plan recognized the fact that the acquisition could create uncertainty among some key employees of the Company as to their futures. We believe that continuity of the Company’s employee base, particularly at senior levels, is important and desire to take steps to assure that continuity. Accordingly, the Protection Plan was intended to provide short-term financial security to certain senior employees of the Company.

The Protection Plan would divide participants into three categories, with different terms of protection, amounts of separation pay, and periods during which separation payments would be made. In order to be a participant, an employee was required to sign a non-competition agreement under which he or she agreed not to compete with the Company for a period of 12 months if the participant’s employment is terminated during the first year following the acquisition, for a period of six months if the termination occurs between 12 and 18 months after the closing date, and for a period of three months if the termination occurs after the 18-month anniversary of the closing date. Participants also agree not to solicit or hire employees of the Company for a period of 12 months following any termination of their employment.

Although 8 employees were given the option to participate in the Protection Plan, only 2 have opted to participate to date. Messrs. Bersoff and Lloyd were not given the option to participate.

Since payments are made under the Protection Plan only if we decide to terminate a key employee, or give him or her a reason to leave, and since we desire to retain all of the key employees, we do not anticipate that the Company will be required to make any payments under the terms of the Protection Plan.

Perquisites

The Company does not provide any material perquisites or personal benefits to its executive officers.

Severance Benefits

We have entered into an employment agreement with Dr. Bersoff that includes severance benefits. We believe this agreement, which provides severance protection upon a change in control, serves to promote stability and continuity among senior executives. The terms of this agreement and information regarding applicable payments under such agreement are provided under “—Summary Compensation—Bersoff Employment Agreement.”

Tax and Accounting Implications

In consultation with our legal and accounting advisors, we plan to evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of our program. Our analysis will include a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we will consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.

Deductibility of Executive Compensation.   Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1.0 million in any taxable year paid to the chief executive officer or the four next most highly compensated executive officers.

However, compensation in excess of $1.0 million is deductible if it meets the criteria for being “performance based” within the meaning of Section 162(m). Our stock option awards satisfy the conditions for being “performance based” under Section 162(m). Time-based restricted stock awards and bonuses paid under our 2007 annual bonus plan do not currently satisfy the Section 162(m) “performance based” conditions.

We generally endeavor to award compensation in a manner that satisfies the conditions for tax deductibility. However, we will not necessarily limit executive compensation to amounts deductible under

Section 162(m), but rather intend to maintain the flexibility to structure our compensation programs so as to best promote our interests and the interests of our stockholders.

Summary Compensation

Described below is a summary of provisions of the employment agreement with Dr. Bersoff and equity award agreements we have entered into during 2007. We intend to enter into an employment agreement with Mr. Lloyd, our Executive Vice President and Chief Financial Officer, but such agreement has not yet been finalized.

As the Company did not pay any compensation to its executive officers for the year ended December 31, 2006, no summary compensation table, grants of plan-based awards table, outstanding equity awards table, or option exercises and stock vested table is presented.

Bersoff Employment Agreement.

General

We entered into an employment agreement with Dr. Bersoff on March 19, 2007 (the “Agreement”). The Agreement provides that Dr. Bersoff will serve as our Chairman of the Board of Directors, Chief Executive Officer and initially also as our President (the “CEO Period”) for a period extending through April 30, 2008, unless a different time period is otherwise agreed upon by the Company and Dr. Bersoff. Thereafter, and upon hiring a new Chief Executive Officer, Dr. Bersoff will continue to serve as Chairman of our Board of Directors through December 31, 2011, a time period that may be extended by mutual agreement of the parties (the “Chairman Only Period”). Dr. Bersoff will receive a base salary of $300,000 per year, as adjusted from time to time with the approval of the Committee. The base salary will be reduced during the Chairman Only Period.

Incentive Compensation

In addition, Dr. Bersoff shall be entitled to performance-based incentive compensation during the CEO Period in an amount up to 65% of the Chief Executive Officer base compensation. Such incentive compensation payable for each year shall be contingent on and based on corporate and individual performance criteria agreed to between Dr. Bersoff and the Committee, and as thereafter modified from time to time. At or before the commencement of the Chairman Only Period, Dr. Bersoff and the Committee will agree on the extent, if any, to which Dr. Bersoff shall be entitled to incentive compensation during the Chairman Only Period.

Fringe Benefits

Dr. Bersoff is entitled to such fringe benefits as are generally made available by the Company to executive personnel, including but not limited to, health insurance.

Termination

The Agreement provides for termination by the Company, with or without “cause,” as defined in the Agreement, at any time, upon 30 days’ written notice. Similarly, the Agreement provides for termination by Dr. Bersoff with or without “good reason,” as defined in the Agreement, at any time, upon 30 days’ notice. If the Company chooses to terminate Dr. Bersoff’s employment for reasons without cause or Dr. Bersoff terminates his employment for good reason, then Dr. Bersoff would be entitled to receive the following: (i) a severance benefit equal to Dr. Bersoff’s current base compensation for a period of 12 months if the termination takes place during the CEO Period or 18 months if the termination takes place during the Chairman Only Period; (ii) the cost of maintaining the level of health insurance then maintained by Dr. Bersoff and his family for 18 months following termination; and (iii) an amount equal to 50% of the incentive compensation targets, if any, applicable during the first calendar year ending during the severance period. All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest, and all stock options and other equity-based compensation arrangements that must be exercised shall be exercisable in accordance with the award agreements. In the event that either the Company terminates Dr. Bersoff for cause or Dr. Bersoff terminates his employment without good reason, then he would only receive the following: (i) any unpaid base compensation through the date of termination; and (ii) any unpaid incentive compensation earned but not yet paid through the date of termination. All unvested stock options and any other equity-based compensation arrangements shall be terminated and all vested stock options shall be exercisable in accordance with the award agreements.

Change in Control

All unvested restricted stock, stock options and any other equity-based compensation arrangements shall vest in full on the date of a “change in control,” as defined in the Agreement. If either the Company terminates Dr. Bersoff without cause or Dr. Bersoff terminates his employment for good reason within 12 months of a change in control, then Dr. Bersoff shall be entitled to the same severance package that he would receive if terminated without cause or for good reason (as discussed above), except that he would receive 100% of the incentive compensation targets (rather than 50%).

Restricted Stock Award Agreement.

Effective March 19, 2007, we entered into a restricted stock award agreement with Dr. Bersoff. Under this agreement, pursuant to our 2006 Omnibus Incentive Compensation Plan, we granted 150,000 restricted shares of common stock to Dr. Bersoff. This grant of restricted stock will vest equally over a period of five years beginning on December 31, 2007, subject to acceleration following a change in control. Dr. Bersoff generally will have all the rights and privileges of a stockholder with respect to the restricted stock, including the right to receive dividends and to vote.

Incentive Stock Option Award Agreement.

Effective January 16, 2007, we entered into an incentive stock option award agreement with Mr. Lloyd. Under this agreement, pursuant to our 2006 Omnibus Incentive Compensation Plan, we granted an option to purchase 300,000 shares of common stock to Mr. Lloyd at an exercise price of $4.95 per share. The option was fully exercisable on the date of grant.

Equity Compensation Plan Information

ATS Corporation did not maintain any equity compensation plans under which its common stock may be issued upon exercise of options, warrants and rights as of December 31, 2006.

Potential Payments upon Termination or Change in Control

There were no employment agreements in place as of December 31, 2006; however, we did enter into an employment agreement with Dr. Bersoff on March 19, 2007, as discussed above under “—Summary Compensation—Bersoff Employment Agreement.”

Director Compensation

The Company did not pay any compensation to its Board of Directors for the year ended December 31, 2006. Therefore, no director compensation table has been presented. Beginning in 2007, directors who are employed by us will not receive additional compensation for their service on the Board. All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

Cash Compensation.   Our non-employee directors each receive annual retainers of $24,000, payable quarterly, covering up to four regular Board meetings, one annual meeting and a reasonable number of special Board meetings. Additional retainers, if any, for additional meetings will be determined by the Board of Directors or the Compensation Committee. The chair of the Audit Committee receives $8,000 annually, and each other Audit Committee member receives $4,000 annually, payable in equal quarterly installments as compensation for services as Audit Committee chair and committee member, respectively. The chair of the Compensation Committee receives $6,000 annually, payable in equal quarterly installments, as compensation for service as chair of that committee, and each other Compensation Committee member receives $3,000 annually, payable in equal quarterly installments as compensation for services as Compensation Committee chair and committee member, respectively. The $6,000 Compensation Committee chair retainer may be adjusted when a separate Nominating and Corporate Governance Committee is established.

Restricted Stock Grants.   Non-employee members of the Board, upon first being elected to the Board, receive an initial grant of restricted shares of common stock with a fair market value equal to three times the annual cash retainer amount, or $72,000. These initial grants of restricted stock vest equally over a period of five years, subject to acceleration upon events such as a change of control. Since Directors Saponaro and Smith have served without compensation compensation since May 2006, their initial grant in 2007 was equal to five times the annual cash retainer amount, or $120,000. Due to pre-existing ownership, Directors Jacks and Schulte will not receive an initial grant of stock in 2007. Commencing with their second year of service, non-employee directors will receive annual grants of restricted stock with a fair market value equal to the annual cash retainer amount. These annual restricted stock grants will vest immediately.

Board members are encouraged to own an amount of shares equal to three times their annual board compensation and may elect to convert their quarterly cash compensation into our common stock at the fair market value of our common stock on the quarterly payment date.

Our policies for the compensation of directors are reviewed annually by our Compensation Committee, and any changes in those policies will be approved by the entire Board.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement and was appropriate for incorporation by reference into the annual report on Form 10-K for the fiscal year ended December 31, 2006 to be filed with the Securities and Exchange Commission. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of ATS Corporation

Joseph A. Saponaro, Chair
Edward J. Smith
Peter M. Schulte

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers, directors and greater than 10% stockholders has complied with applicable reporting requirements for transactions in our commons stock during the year ended December 31, 2006. However, Scion Capital LLC, an entity owning more than 10% of our outstanding common stock, filed a late report to disclose two transactions, a sale of common stock and a sale of common stock warrants.

STOCKHOLDERS’ PROPOSALS FOR THE 2008 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2008 annual meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than January 1, 2008, or if next year’s annual meeting is held on a date more than 30 calendar days from June 1, 2008, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting. However, if the annual meeting with respect to which such notice is being tendered is not held within 30 days before or after such anniversary date, such notice must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A copy of the bylaws may be obtained from the Company.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, in writing or in person, without receiving any extra compensation for such activities. We also will reimburse brokers and nominees who hold shares in their names for their expenses incurred to furnish proxy materials to the beneficial owners of such shares.

The Company’s Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your own shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

ATS CORPORATION
/s/ Stuart R. Lloyd
Stuart R. Lloyd
Corporate Secretary

Annual Meeting of Stockholders of
ATS CORPORATION

June 1, 2007

Proxy Form

This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 2, 2007, and revoking all prior proxies, hereby appoints Peter M. Schulte and Joseph A. Saponaro (with full power to act alone and with power of substitution and revocation), to represent the undersigned and to vote, as designated on this proxy card, all shares of Common Stock of ATS Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ATS Corporation to be held at 2:00 p.m., local time, on Friday, June 1, 2007 at the offices of ATS Corporation located at 7915 Jones Branch Drive, Virginia, 22102, and at any and all adjournments thereof. If this proxy is executed and returned and no voting direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing. If you are a beneficial owner of ATS Corporation common stock held by a broker, bank or other nominee, you will need proof of ownership to be admitted to the meeting.  A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

The Board of Directors recommends a vote FOR Proposals 1 and 2 to be voted upon at the Annual Meeting.

☒ Please mark your votes as in this example

(1)	PROPOSAL 1: ELECTION OF DIRECTORS
Nominees:

1 – Joel R. Jacks

2 – Edward J. Smith

☐	FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees	☐ FOR ALL EXCEPT

(Instruction: If you wish to withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and strike a line through the nominee’s name listed above.)

(2)	PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.

☐ FOR ☐ AGAINST ☐ ABSTAIN

I plan to attend the meeting ☐ Yes ☐ No

SIGNATURE	PRINT NAME

DATE	PRINT NAME OF STOCKHOLDER OF RECORD

Please sign exactly as your name appears on this card.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If shares are held jointly, each holder may sign but only one signature is required.

Proxy Voting Instructions

Mail — Sign, Date, and Mail your Proxy Form in the envelope provided as soon as possible.

Your vote is important to us.

ATS Corporation
7915 Jones Branch Drive
McLean, Virginia 22102

May 2, 2007

Dear Fellow Warrant Holder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Stockholders of ATS Corporation. Your Company’s Annual Meeting will be held on June 1, 2007 at the ATS Corporation Headquarters, 7915 Jones Branch Drive, McLean, Virginia 22102 at 2:00 p.m., local time. The location is accessible to handicapped persons.

The Notice of Meeting and proxy statement describe the matters to be voted on at the meeting and are provided to you as a courtesy, although you are not eligible to vote.

We appreciate your participation, support and interest in the Company.

Sincerely,
/s/ Edward H. Bersoff Edward H. Bersoff
Chairman and Chief Executive Officer